UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 7, 2011
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
2011 Executive Bonus Plan:
     On March 7, 2011, the Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) of the Board of Directors of Equity LifeStyle Properties, Inc. (the “Company”) approved the 2011 Executive Bonus Plan (the “Plan”). Under the Plan, the annual bonus potential was established based on certain performance targets.
     The total bonus potential under the Plan for each eligible executive follows:

Name	Title	Bonus Potential

Thomas P. Heneghan	President and Chief Executive Officer	200% of annual salary
Michael Berman	Executive Vice President and Chief Financial Officer	150% of annual salary
Roger Maynard	Executive Vice President — Asset Management	150% of annual salary
Ellen Kelleher	Executive Vice President — Property Management	150% of annual salary
Marguerite Nader	Executive Vice President —New Business Development	150% of annual salary
Seth Rosenberg	Senior Vice President — Sales and Marketing	150% of annual salary
     The Compensation Committee determined that payment of 75% of the bonus potential is contingent upon certain operational targets, including goals related to manufactured home revenues including the impact of rental homes, resort revenues, controllable expenses, core net operating income, and member count. The Compensation Committee will have discretion at the end of 2011 to determine an appropriate award based on an evaluation of each of the target areas. Payment of the remaining 25% of the bonus potential is based on an assessment of discretionary objectives for the executive officer team, as a whole.
     Bonus payments will be made in cash and will be paid subsequent to the year ended December 31, 2011 after finalization of the Company’s results of operations and upon final approval by the Compensation Committee.
Item 8.01 Other Events
     On March 8, 2011, the Company’s Board of Directors declared a dividend of $0.375 per share, representing, on an annualized basis, a dividend of $1.50 per common share. The dividend will be paid on April 8, 2011 to shareholders of record on March 25, 2011.
     On March 10, 2011, the Company’s Board of Directors declared a dividend of $0.156217 per share on the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (NYSE:ELSPrA), which was issued on March 4, 2011. The dividend payment represents, on an annualized basis, a dividend of $2.0085 per share. The dividend will be paid on March 31, 2011 to shareholders of record on March 21, 2011.
     This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those recently acquired);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of agreements with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition”; and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Equity LifeStyle Properties, Inc. owns or has an interest in 307 quality properties in 27 states and British Columbia consisting of 111,002 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: March 10, 2011	By:	/s/ Michael Berman
Michael Berman
Executive Vice President and Chief Financial Officer